EXHIBIT 10.11

ADDENDUM TO REVISED EMPLOYMENT AGREEMENT

WITH

GREG SCHIFRIN

THIS ADDENDUM TO REVISED EMPLOYMENT AGREEMENT (the “Addendum”) is made and entered into this 26 day of July 2011 by and between Colorado Rare Earths, Inc. and its subsidiaries (the “Company”); and Greg Schifrin (the “Employee”).  Each of Company and Employee are referred to herein individually as a “Party” and collectively as the “Parties”.  This Addendum is intended by the Parties to amend and revise that certain Revised Employment Agreement entered into by and between the Parties on February 4, 2011 (the “Employment Agreement”).

WHEREAS, the Parties hereto desire to amend the Employment Agreement to add to and/or revise the terms and conditions contained therein; and

WHEREAS, the Parties hereto desire that all other terms and conditions of the Employment Agreement not specifically amended hereby will remain in full force and effect.

NOW THEREFORE, in consideration of the premises herein contained, the Parties hereby agree as follows:

1.

The Parties hereto agree that the Employment Agreement shall be extended for two additional years beyond the original Term and that Article 2 of the Employment Agreement is amended by replacing Article 2 as follows:

“Article 2.

TERM.

This Agreement shall continue for a period of five (5) years (“Term”) from the date of this Agreement and shall be automatically renewed and extended, unless on or before 90 days prior to the conclusion of the Term or any extended term, Company or Employee gives written notice to the other of intention not to extend the Term, which will otherwise be automatically extended for further periods of one (1) year each.  Company shall endeavor to provide notification to Employee that the Term has been so extended, but the failure to provide such notice shall not limit the rights of the Parties under this section.”

2.

The Parties hereto agree that the Employment Agreement shall be amended, whereby the compensation to be paid pursuant to the Employment Agreement shall be revised and that Article 4 of the Employment Agreement is amended by replacing Article 4 as follows:

“Article 4.

COMPENSATION.

During the Term hereof, Company shall pay to Employee on a monthly basis or per the regular pay period of Company an annual salary of:

Year 1: Ninety Six Thousand Dollars ($96,000.00) USD

Year 2: Review compensation at end of year 1

Year 3: Review compensation at end of year 2

Year 4: Review compensation at end of year 3 and 125,000 shares of the Company’s authorized, but previously unissued common stock and that the certificates representing the shares shall include an appropriate restrictive legend.

Year 5:  Review compensation at end of year 4 and 125,000 shares of the Company’s authorized, but previously unissued common stock and that the certificates representing the shares shall include an appropriate restrictive legend.

Commencing December 10, 2011, in the event there occurs a change in control of the Company, whether by merger, acquisition, takeover, or otherwise, and whereby the current Board of Directors is replaced by a majority of new directors in connection with a third party gaining majority voting control of the Company, the shares due to Employee in year 4 and year 5 as set forth in this Section 2 of this Employment Agreement will become immediately due and payable to Employee.

Performance bonuses may be paid from time to time based upon agreed objectives.”

3.

All other provisions, terms and conditions of the Employment Agreement will remain in full force and effect and will not be altered or amended except as otherwise provided herein.

4.

All capitalized terms used, but not otherwise defined herein, will have the respective meanings ascribed to them in the Employment Agreement.

5.

This Addendum will be governed by, and construed in accordance with, the laws of the State of Arkansas without regard to its conflicts of laws principles.

6.

This Addendum may be executed in one or more counterparts, each such counterpart to be deemed an original instrument, but all of which such counterparts together will constitute but one agreement.

7.

This Addendum may not be modified or amended, nor any provision hereof waived, by any party, except by a writing executed by each of the parties hereto.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Addendum to Revised Employment Agreement in a manner legally binding upon them as of the date first above written.

 "Company"

Colorado Rare Earths, Inc.

By:

 /s/ Michael D. Parnell

Its: Corporate Secretary

“Employee”

/s/ Greg Schifrin

Greg Schifrin

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